Exhibit 99.1
PCB Bancorp Reports Earnings for Q1 2025
Los Angeles, California - April 24, 2025 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $7.7 million, or $0.53 per diluted common share, for the first quarter of 2025, compared with $6.7 million, or $0.46 per diluted common share, for the previous quarter and $4.7 million, or $0.33 per diluted common share, for the year-ago quarter.
Q1 2025 Highlights
•Net income available to common shareholders totaled $7.7 million, or $0.53 per diluted common share, for the current quarter;
•Provision for credit losses was $1.6 million for the current quarter compared with $2.0 million for the previous quarter and $1.1 million for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.17% at March 31, 2025 compared with 1.16% at December 31, 2024 and 1.18% at March 31, 2024;
•Net interest income was $24.3 million for the current quarter compared with $23.2 million for the previous quarter and $21.0 million for the year-ago quarter. Net interest margin was 3.28% for the current quarter compared with 3.18% for the previous quarter and 3.10% for the year-ago quarter;
•Gain on sale of loans was $887 thousand for the current quarter compared with $1.2 million for the previous quarter and $1.1 million for the year-ago quarter;
•Total assets were $3.18 billion at March 31, 2025, an increase of $119.8 million, or 3.9%, from $3.06 billion at December 31, 2024 and an increase of $329.5 million, or 11.5%, from $2.85 billion at March 31, 2024;
•Loans held-for-investment were $2.73 billion at March 31, 2025, an increase of $98.2 million, or 3.7%, from $2.63 billion at December 31, 2024 and an increase of $329.6 million, or 13.7%, from $2.40 billion at March 31, 2024; and
•Total deposits were $2.71 billion at March 31, 2025, an increase of $98.6 million, or 3.8%, from $2.62 billion at December 31, 2024 and an increase of $311.6 million, or 13.0%, from $2.40 billion at March 31, 2024.
“Our strong first quarter results were highlighted by continued robust growth in loan and deposit balances, expansion in net interest margin, and outstanding credit metrics,” said Henry Kim, President and CEO. “In light of the recent news on tariffs and trade restrictions, and current volatility in capital markets, the outlook for the near future appears increasingly uncertain. Nevertheless, as a relationship bank, we are well-positioned to withstand such economic disturbance, continue our focus on successfully executing our long-term strategies and serving our customers.”
Mr. Kim continued, “In addition to our strong balance sheet growth, our credit quality remains strong, and capital level remains robust, supporting the needs of our borrowers while ensuring the safety and soundness of the bank. Our outlook for the year remains positive as our organic growth continues to outpace our peer group. While we closely monitor the current geopolitical environment, we are well positioned to grow our balance sheet, operate efficiently, expand our branch network, and increase profitability and shareholders’ value.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended
	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Net income	$7,735	$7,030	10.0%	$4,685	65.1%
Net income available to common shareholders	$7,695	$6,684	15.1%	$4,685	64.2%
Diluted earnings per common share	$0.53	$0.46	15.2%	$0.33	60.6%

Net interest income	$24,283	$23,164	4.8%	$20,999	15.6%
Provision for credit losses	1,598	2,002	(20.2)%	1,090	46.6%
Noninterest income	2,580	3,043	(15.2)%	2,945	(12.4)%
Noninterest expense	14,474	13,894	4.2%	16,352	(11.5)%

Return on average assets (1)	1.01%	0.94%		0.67%
Return on average shareholders’ equity (1)	8.53%	7.69%		5.39%
Return on average tangible common equity (“TCE”) (1),(2)	10.45%	9.02%		6.72%
Net interest margin (1)	3.28%	3.18%		3.10%
Efficiency ratio (3)	53.88%	53.02%		68.29%

($ in thousands, except per share data)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Total assets	$3,183,758	$3,063,971	3.9%	$2,854,292	11.5%
Net loans held-for-investment	2,695,668	2,598,759	3.7%	2,369,632	13.8%
Total deposits	2,714,399	2,615,791	3.8%	2,402,840	13.0%
Book value per common share (4)	$25.78	$25.30		$24.54
TCE per common share (2)	$20.97	$20.49		$19.69
Tier 1 leverage ratio (consolidated)	12.14%	12.45%		12.73%
Total shareholders’ equity to total assets	11.65%	11.87%		12.26%
TCE to total assets (2), (5)	9.48%	9.62%		9.84%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Interest income/expense on
Loans	$43,026	$42,309	1.7%	$39,251	9.6%
Investment securities	1,408	1,388	1.4%	1,246	13.0%
Other interest-earning assets	2,458	2,622	(6.3)%	3,058	(19.6)%
Total interest-earning assets	46,892	46,319	1.2%	43,555	7.7%
Interest-bearing deposits	22,564	22,927	(1.6)%	21,967	2.7%
Borrowings	45	228	(80.3)%	589	(92.4)%
Total interest-bearing liabilities	22,609	23,155	(2.4)%	22,556	0.2%
Net interest income	$24,283	$23,164	4.8%	$20,999	15.6%
Average balance of
Loans	$2,649,037	$2,538,310	4.4%	$2,370,027	11.8%
Investment securities	146,540	147,943	(0.9)%	140,459	4.3%
Other interest-earning assets	209,375	207,234	1.0%	217,002	(3.5)%
Total interest-earning assets	$3,004,952	$2,893,487	3.9%	$2,727,488	10.2%
Interest-bearing deposits	$2,140,201	$1,986,901	7.7%	$1,827,209	17.1%
Borrowings	3,933	17,946	(78.1)%	42,187	(90.7)%
Total interest-bearing liabilities	$2,144,134	$2,004,847	6.9%	$1,869,396	14.7%
Total funding (1)	$2,660,764	$2,548,818	4.4%	$2,412,207	10.3%
Annualized average yield/cost of
Loans	6.59%	6.63%		6.66%
Investment securities	3.90%	3.73%		3.57%
Other interest-earning assets	4.76%	5.03%		5.67%
Total interest-earning assets	6.33%	6.37%		6.42%
Interest-bearing deposits	4.28%	4.59%		4.84%
Borrowings	4.64%	5.05%		5.62%
Total interest-bearing liabilities	4.28%	4.59%		4.85%
Net interest margin	3.28%	3.18%		3.10%
Cost of total funding (1)	3.45%	3.61%		3.76%
Supplementary information
Net accretion of discount on loans	$872	$645	35.2%	$573	52.2%
Net amortization of deferred loan fees	$266	$295	(9.8)%	$334	(20.4)%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The decreases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to decreases in market rates and net amortization of deferred loan fees, partially offset by an increase in net accretion of discount on loans.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	3/31/2025		12/31/2024		3/31/2024
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	17.8%	5.35%	17.4%	5.23%	20.0%	4.92%
Hybrid rate loans	38.0%	5.36%	37.3%	5.27%	38.6%	5.01%
Variable rate loans	44.2%	7.52%	45.3%	7.63%	41.4%	8.46%

Investment Securities. The increases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to higher yields on newly purchased investment securities and a decrease in net amortization of premium.
Other Interest-Earning Assets. The decreases in average yield for the current quarter compared with the previous and year-ago quarters were primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank (“FRB”), partially offset by an increase in dividends received on Federal Home Loan Bank (“FHLB”) stock.
Interest-Bearing Deposits. The decreases in average cost for the current quarter compared with the previous and year-ago quarters were primarily due to a decrease in market rates.
Provision (Reversal) for Credit Losses
The following table presents a composition of provision (reversal) for credit losses for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Provision for credit losses on loans	$1,591	$2,044	(22.2)%	$922	72.6%
Provision (reversal) for credit losses on off-balance sheet credit exposure	7	(42)	NM	168	(95.8)%
Total provision for credit losses	$1,598	$2,002	(20.2)%	$1,090	46.6%

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Gain on sale of loans	$887	$1,161	(23.6)%	$1,078	(17.7)%
Service charges and fees on deposits	372	404	(7.9)%	378	(1.6)%
Loan servicing income	725	861	(15.8)%	919	(21.1)%
Bank-owned life insurance income	247	246	0.4%	228	8.3%
Other income	349	371	(5.9)%	342	2.0%
Total noninterest income	$2,580	$3,043	(15.2)%	$2,945	(12.4)%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Gain on sale of SBA loans
Sold loan balance	$16,605	$24,518	(32.3)%	$19,414	(14.5)%
Premium received	1,208	1,910	(36.8)%	1,596	(24.3)%
Gain recognized	887	1,161	(23.6)%	1,078	(17.7)%

Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Loan servicing income
Servicing income received	$1,273	$1,255	1.4%	$1,293	(1.5)%
Servicing assets amortization	(548)	(394)	39.1%	(374)	46.5%
Loan servicing income	$725	$861	(15.8)%	$919	(21.1)%
Underlying loans at end of period	$510,927	$523,797	(2.5)%	$540,039	(5.4)%

The Company services SBA loans and certain residential property loans sold to the secondary market.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Salaries and employee benefits	$9,075	$8,417	7.8%	$9,218	(1.6)%
Occupancy and equipment	2,289	2,198	4.1%	2,358	(2.9)%
Professional fees	628	752	(16.5)%	1,084	(42.1)%
Marketing and business promotion	243	582	(58.2)%	319	(23.8)%
Data processing	333	205	62.4%	402	(17.2)%
Director fees and expenses	226	227	(0.4)%	232	(2.6)%
Regulatory assessments	344	322	6.8%	298	15.4%
Other expense	1,336	1,191	12.2%	2,441	(45.3)%
Total noninterest expense	$14,474	$13,894	4.2%	$16,352	(11.5)%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to increases in bonus and vacation accruals, and other employee benefits, partially offset by a decrease in salaries. The decrease for the current quarter compared with the year-ago quarter was primarily due to a decrease in salaries and an increase in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense, partially offset by an increase in bonus accrual. The number of full-time equivalent employees was 257, 262 and 272 as of March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
Professional Fees. The decrease for the current quarter compared with the previous quarter was due to a higher internal audit fees for the previous quarter as a part of the year-end process. The decrease for the current quarter compared with the year-ago quarter was primarily due to other professional fees for the year-ago quarter related to a core system conversion that was completed in April 2024.
Marketing and Business Promotion. The decrease for the current quarter compared with the previous was primarily due to year-end promotions during the previous quarter. The decrease for the current quarter compared with the year-ago quarter was primarily due to a decrease in advertising.
Data Processing. The increase for the current quarter compared with the previous quarter was primarily due to a one-time new relationship credit recognized during the previous quarter from the core system conversion completed in April 2024. The decrease for the current quarter compared with the year-ago quarter was primarily due to a decrease in overall service charges after the core system conversion.
Other Expense. The increase for the current quarter compared with the previous quarter was primarily due to an impairment on operating lease assets of $146 thousand for a sublease contract and recognition of contingent liabilities for legal settlements of $183 thousand. The decrease for the current quarter compared with the year-ago quarter was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the year-ago quarter, partially offset by the impairment on operating lease assets and contingent liabilities for legal settlements.

Balance Sheet (Unaudited)
Total assets were $3.18 billion at March 31, 2025, an increase of $119.8 million, or 3.9%, from $3.06 billion at December 31, 2024 and an increase of $329.5 million, or 11.5%, from $2.85 billion at March 31, 2024. The increases for the current quarter were primarily due to increases in loans held-for-investment, loans held-for-sale, and cash and cash equivalents.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Commercial real estate:
Commercial property	$965,302	$940,931	2.6%	$874,300	10.4%
Business property	618,771	595,547	3.9%	578,903	6.9%
Multifamily	207,096	194,220	6.6%	131,742	57.2%
Construction	23,978	21,854	9.7%	29,212	(17.9)%
Total commercial real estate	1,815,147	1,752,552	3.6%	1,614,157	12.5%
Commercial and industrial	494,697	472,763	4.6%	371,934	33.0%
Consumer:
Residential mortgage	406,774	392,456	3.6%	389,888	4.3%
Other consumer	10,992	11,616	(5.4)%	21,985	(50.0)%
Total consumer	417,766	404,072	3.4%	411,873	1.4%
Loans held-for-investment	2,727,610	2,629,387	3.7%	2,397,964	13.7%
Loans held-for-sale	12,101	6,292	92.3%	3,256	271.7%
Total loans	$2,739,711	$2,635,679	3.9%	$2,401,220	14.1%

SBA loans included in:
Loans held-for-investment	$147,622	$146,940	0.5%	$148,316	(0.5)%
Loans held-for-sale	$12,101	$6,292	92.3%	$3,256	271.7%

The increase in loans held-for-investment for the current quarter was primarily due to new funding of term loans of $154.0 million and net increase of lines of credit of $29.3 million, partially offset by pay-downs and pay-offs of term loans of $84.8 million and charge-offs of $353 thousand.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $22.5 million, partially offset by sales of $16.6 million and pay-downs of $44 thousand.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Commercial property	$7,810	$8,888	(12.1)%	$8,687	(10.1)%
Business property	11,068	11,058	0.1%	10,196	8.6%
Multifamily	—	—	—%	1,800	(100.0)%
Construction	12,312	14,423	(14.6)%	22,895	(46.2)%
Commercial and industrial	351,802	364,731	(3.5)%	384,034	(8.4)%
Other consumer	1,671	1,475	13.3%	992	68.4%
Total commitments to extend credit	384,663	400,575	(4.0)%	428,604	(10.3)%
Letters of credit	6,795	6,795	—%	6,558	3.6%
Total off-balance sheet credit exposure	$391,458	$407,370	(3.9)%	$435,162	(10.0)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,538	$1,851	(16.9)%	$932	65.0%
Business property	1,485	2,336	(36.4)%	3,455	(57.0)%
Total commercial real estate	3,023	4,187	(27.8)%	4,387	(31.1)%
Commercial and industrial	66	79	(16.5)%	111	(40.5)%
Consumer:
Residential mortgage	3,153	403	682.4%	436	623.2%
Other consumer	6	24	(75.0)%	6	—%
Total consumer	3,159	427	639.8%	442	614.7%
Total nonaccrual loans held-for-investment	6,248	4,693	33.1%	4,940	26.5%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%
Non-performing loans (“NPLs”)	6,248	4,693	33.1%	4,940	26.5%
NPLs held-for-sale	—	—	—%	—	—%
Total NPLs	6,248	4,693	33.1%	4,940	26.5%
Other real estate owned (“OREO”)	—	—	—%	—	—%
Non-performing assets (“NPAs”)	$6,248	$4,693	33.1%	$4,940	26.5%
Loans past due and still accruing
Past due 30 to 59 days	$5,236	$4,599	13.9%	$3,412	53.5%
Past due 60 to 89 days	101	303	(66.7)%	1,103	(90.8)%
Past due 90 days or more	—	—	—%	—	—%
Total loans past due and still accruing	$5,337	$4,902	8.9%	$4,515	18.2%
Special mention loans	$5,010	$5,034	(0.5)%	$1,101	355.0%
Classified assets
Classified loans held-for-investment	$8,280	$6,930	19.5%	$7,771	6.5%
Classified loans held-for-sale	—	—	—%	—	—%
OREO	—	—	—%	—	—%
Classified assets	$8,280	$6,930	19.5%	$7,771	6.5%
NPLs to loans held-for-investment	0.23%	0.18%		0.21%
NPAs to total assets	0.20%	0.15%		0.17%
Classified assets to total assets	0.26%	0.23%		0.27%

Allowance for Credit Losses
The following table presents activities in ACL for the periods indicated:

	Three Months Ended
($ in thousands)	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
ACL on loans
Balance at beginning of period	$30,628	$28,930	5.9%	$27,533	11.2%
Charge-offs	(353)	(395)	(10.6)%	(185)	90.8%
Recoveries	76	49	55.1%	62	22.6%
Provision for credit losses on loans	1,591	2,044	(22.2)%	922	72.6%
Balance at end of period	$31,942	$30,628	4.3%	$28,332	12.7%
Percentage to loans held-for-investment at end of period	1.17%	1.16%		1.18%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,190	$1,232	(3.4)%	$1,277	(6.8)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	7	(42)	(116.7)%	168	(95.8)%
Balance at end of period	$1,197	$1,190	0.6%	$1,445	(17.2)%

Investment Securities
Total investment securities were $148.2 million at March 31, 2025, an increase of $1.8 million, or 1.3%, from $146.3 million at December 31, 2024 and an increase of $10.0 million, or 7.3%, from $138.2 million at March 31, 2024. The increase for the current quarter was primarily due to purchases of $3.0 million and a fair value increase of $3.2 million, partially offset by principal pay-downs of $4.3 million and net premium amortization of $31 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	3/31/2025		12/31/2024		3/31/2024
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$564,407	20.8%	$547,853	20.9%	$538,380	22.4%
Interest-bearing deposits
Savings	5,185	0.2%	5,765	0.2%	6,153	0.3%
NOW	15,219	0.6%	13,761	0.5%	16,232	0.7%
Retail money market accounts	492,334	18.0%	447,360	17.1%	461,221	19.0%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	532,512	19.6%	493,644	18.9%	471,528	19.6%
More than $250,000	652,458	24.0%	605,124	23.1%	549,550	22.9%
State and brokered time deposits	452,283	16.7%	502,283	19.2%	359,775	15.0%
Total interest-bearing deposits	2,149,992	79.2%	2,067,938	79.1%	1,864,460	77.6%
Total deposits	$2,714,399	100.0%	$2,615,791	100.0%	$2,402,840	100.0%

Estimated total deposits not covered by deposit insurance	$1,125,068	41.4%	$1,036,451	39.6%	$1,017,696	42.4%

Total retail deposits were $2.26 billion at March 31, 2025, an increase of $148.6 million, or 7.0%, from $2.11 billion at December 31, 2024 and an increase of $219.1 million, or 10.7%, from $2.04 billion at March 31, 2024.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $162.2 million, renewals of the matured accounts of $339.0 million and balance increases of $15.9 million, partially offset by matured and closed accounts of $430.9 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	3/31/2025	12/31/2024	% Change
Cash and cash equivalents	$214,348	$198,792	7.8%
Cash and cash equivalents to total assets	6.7%	6.5%

Available borrowing capacity
FHLB advances	$735,732	$722,439	1.8%
Federal Reserve Discount Window	679,009	586,525	15.8%
Overnight federal funds lines	65,000	50,000	30.0%
Total	$1,479,741	$1,358,964	8.9%
Total available borrowing capacity to total assets	46.5%	44.4%

Shareholders’ Equity
Shareholders’ equity was $370.9 million at March 31, 2025, an increase of $7.1 million, or 1.9%, from $363.8 million at December 31, 2024 and an increase of $20.9 million, or 6.0%, from $350.0 million at March 31, 2024. The increase for the current quarter was primarily due to net income, a decrease in accumulated other comprehensive loss of $2.3 million and proceeds from stock option exercises of $684 thousand, partially offset by repurchase of common stock of $953 thousand, cash dividends declared on common stock of $2.9 million and preferred stock dividends of $40 thousand.
Stock Repurchases
During the current quarter, the Company repurchased and retired 50,676 shares of common stock at a weighted-average price of $18.80, totaling $953 thousand. In 2024, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of March 31, 2025, the Company is authorized to purchase 527,101 additional shares under its current stock repurchase program, which expires on August 2, 2025.
Series C Preferred Stock
The Company began paying quarterly dividends on the Series C Preferred Stock in the second quarter of 2024. The Company paid dividends of $40 thousand and $346 thousand for the current and previous quarters, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	3/31/2025	12/31/2024	3/31/2024	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.25%	11.44%	11.88%	N/A
Total capital (to risk-weighted assets)	14.98%	15.24%	15.93%	N/A
Tier 1 capital (to risk-weighted assets)	13.77%	14.04%	14.71%	N/A
Tier 1 capital (to average assets)	12.14%	12.45%	12.73%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.42%	13.72%	14.37%	6.5%
Total capital (to risk-weighted assets)	14.63%	14.92%	15.59%	10.0%
Tier 1 capital (to risk-weighted assets)	13.42%	13.72%	14.37%	8.0%
Tier 1 capital (to average assets)	11.82%	12.16%	12.44%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets and the level of inflation and interest rates; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Assets
Cash and due from banks	$28,852	$27,100	6.5%	$29,432	(2.0)%
Interest-bearing deposits in other financial institutions	185,496	171,692	8.0%	210,359	(11.8)%
Total cash and cash equivalents	214,348	198,792	7.8%	239,791	(10.6)%
Securities available-for-sale, at fair value	148,190	146,349	1.3%	138,170	7.3%
Loans held-for-sale	12,101	6,292	92.3%	3,256	271.7%
Loans held-for-investment	2,727,610	2,629,387	3.7%	2,397,964	13.7%
Allowance for credit losses on loans	(31,942)	(30,628)	4.3%	(28,332)	12.7%
Net loans held-for-investment	2,695,668	2,598,759	3.7%	2,369,632	13.8%
Premises and equipment, net	8,420	8,280	1.7%	8,892	(5.3)%
Federal Home Loan Bank and other bank stock	14,042	14,042	—%	12,716	10.4%
Bank-owned life insurance	32,013	31,766	0.8%	31,045	3.1%
Deferred tax assets, net	6,736	7,249	(7.1)%	—	NM
Servicing assets	5,631	5,837	(3.5)%	6,544	(14.0)%
Operating lease assets	17,779	17,254	3.0%	18,255	(2.6)%
Accrued interest receivable	10,967	10,466	4.8%	10,394	5.5%
Other assets	17,863	18,885	(5.4)%	15,597	14.5%
Total assets	$3,183,758	$3,063,971	3.9%	$2,854,292	11.5%
Liabilities
Deposits
Noninterest-bearing demand	$564,407	$547,853	3.0%	$538,380	4.8%
Savings, NOW and money market accounts	512,739	466,887	9.8%	483,607	6.0%
Time deposits of $250,000 or less	924,795	935,927	(1.2)%	771,303	19.9%
Time deposits of more than $250,000	712,458	665,124	7.1%	609,550	16.9%
Total deposits	2,714,399	2,615,791	3.8%	2,402,840	13.0%
Other short-term borrowings	—	15,000	(100.0)%	—	—%
Federal Home Loan Bank advances	30,000	—	NM	50,000	(40.0)%
Deferred tax liabilities, net	—	—	—%	266	(100.0)%
Operating lease liabilities	19,465	18,671	4.3%	19,555	(0.5)%
Accrued interest payable and other liabilities	49,030	50,695	(3.3)%	31,626	55.0%
Total liabilities	2,812,894	2,700,157	4.2%	2,504,287	12.3%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%
Common stock	143,156	143,195	—%	142,734	0.3%
Retained earnings	165,611	160,797	3.0%	148,209	11.7%
Accumulated other comprehensive loss, net	(7,044)	(9,319)	(24.4)%	(10,079)	(30.1)%
Total shareholders’ equity	370,864	363,814	1.9%	350,005	6.0%
Total liabilities and shareholders’ equity	$3,183,758	$3,063,971	3.9%	$2,854,292	11.5%

Outstanding common shares	14,387,176	14,380,651		14,263,791
Book value per common share (1)	$25.78	$25.30		$24.54
TCE per common share (2)	$20.97	$20.49		$19.69
Total loan to total deposit ratio	100.93%	100.76%		99.93%
Noninterest-bearing deposits to total deposits	20.79%	20.94%		22.41%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	3/31/2025	12/31/2024	% Change	3/31/2024	% Change
Interest and dividend income
Loans, including fees	$43,026	$42,309	1.7%	$39,251	9.6%
Investment securities	1,408	1,388	1.4%	1,246	13.0%
Other interest-earning assets	2,458	2,622	(6.3)%	3,058	(19.6)%
Total interest income	46,892	46,319	1.2%	43,555	7.7%
Interest expense
Deposits	22,564	22,927	(1.6)%	21,967	2.7%
Other borrowings	45	228	(80.3)%	589	(92.4)%
Total interest expense	22,609	23,155	(2.4)%	22,556	0.2%
Net interest income	24,283	23,164	4.8%	20,999	15.6%
Provision for credit losses	1,598	2,002	(20.2)%	1,090	46.6%
Net interest income after provision for credit losses	22,685	21,162	7.2%	19,909	13.9%
Noninterest income
Gain on sale of loans	887	1,161	(23.6)%	1,078	(17.7)%
Service charges and fees on deposits	372	404	(7.9)%	378	(1.6)%
Loan servicing income	725	861	(15.8)%	919	(21.1)%
Bank-owned life insurance income	247	246	0.4%	228	8.3%
Other income	349	371	(5.9)%	342	2.0%
Total noninterest income	2,580	3,043	(15.2)%	2,945	(12.4)%
Noninterest expense
Salaries and employee benefits	9,075	8,417	7.8%	9,218	(1.6)%
Occupancy and equipment	2,289	2,198	4.1%	2,358	(2.9)%
Professional fees	628	752	(16.5)%	1,084	(42.1)%
Marketing and business promotion	243	582	(58.2)%	319	(23.8)%
Data processing	333	205	62.4%	402	(17.2)%
Director fees and expenses	226	227	(0.4)%	232	(2.6)%
Regulatory assessments	344	322	6.8%	298	15.4%
Other expense	1,336	1,191	12.2%	2,441	(45.3)%
Total noninterest expense	14,474	13,894	4.2%	16,352	(11.5)%
Income before income taxes	10,791	10,311	4.7%	6,502	66.0%
Income tax expense	3,056	3,281	(6.9)%	1,817	68.2%
Net income	7,735	7,030	10.0%	4,685	65.1%
Preferred stock dividends	40	346	(88.4)%	—	NM
Net income available to common shareholders	$7,695	$6,684	15.1%	$4,685	64.2%
Earnings per common share
Basic	$0.53	$0.47		$0.33
Diluted	$0.53	$0.46		$0.33
Average common shares
Basic	14,272,267	14,254,584		14,235,419
Diluted	14,403,769	14,406,756		14,330,204
Dividend paid per common share	$0.20	$0.18		$0.18
Return on average assets (1)	1.01%	0.94%		0.67%
Return on average shareholders’ equity (1)	8.53%	7.69%		5.39%
Return on average TCE (1), (2)	10.45%	9.02%		6.72%
Efficiency ratio (3)	53.88%	53.02%		68.29%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	3/31/2025			12/31/2024			3/31/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,649,037	$43,026	6.59%	$2,538,310	$42,309	6.63%	$2,370,027	$39,251	6.66%
Mortgage-backed securities	112,825	1,075	3.86%	113,231	1,030	3.62%	101,852	839	3.31%
Collateralized mortgage obligation	21,028	210	4.05%	21,819	228	4.16%	23,763	254	4.30%
SBA loan pool securities	5,927	54	3.69%	6,253	62	3.94%	7,317	78	4.29%
Municipal bonds (2)	2,424	22	3.68%	2,440	21	3.42%	3,300	28	3.41%
Corporate bonds	4,336	47	4.40%	4,200	47	4.45%	4,227	47	4.47%
Other interest-earning assets	209,375	2,458	4.76%	207,234	2,622	5.03%	217,002	3,058	5.67%
Total interest-earning assets	3,004,952	46,892	6.33%	2,893,487	46,319	6.37%	2,727,488	43,555	6.42%
Noninterest-earning assets
Cash and due from banks	24,652			23,639			21,365
ACL on loans	(30,676)			(28,833)			(27,577)
Other assets	98,588			92,348			88,532
Total noninterest-earning assets	92,564			87,154			82,320
Total assets	$3,097,516			$2,980,641			$2,809,808
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$483,927	4,297	3.60%	$479,238	4,479	3.72%	$453,801	4,665	4.13%
Savings	5,612	3	0.22%	5,952	4	0.27%	6,196	4	0.26%
Time deposits	1,650,662	18,264	4.49%	1,501,711	18,444	4.89%	1,367,212	17,298	5.09%
Total interest-bearing deposits	2,140,201	22,564	4.28%	1,986,901	22,927	4.59%	1,827,209	21,967	4.84%
Other borrowings	3,933	45	4.64%	17,946	228	5.05%	42,187	589	5.62%
Total interest-bearing liabilities	2,144,134	22,609	4.28%	2,004,847	23,155	4.59%	1,869,396	22,556	4.85%
Noninterest-bearing liabilities
Noninterest-bearing demand	516,630			543,971			542,811
Other liabilities	69,042			67,995			47,957
Total noninterest-bearing liabilities	585,672			611,966			590,768
Total liabilities	2,729,806			2,616,813			2,460,164
Total shareholders’ equity	367,710			363,828			349,644
Total liabilities and shareholders’ equity	$3,097,516			$2,980,641			$2,809,808
Net interest income		$24,283			$23,164			$20,999
Net interest spread (3)			2.05%			1.78%			1.57%
Net interest margin (4)			3.28%			3.18%			3.10%
Total deposits	$2,656,831	$22,564	3.44%	$2,530,872	$22,927	3.60%	$2,370,020	$21,967	3.73%
Total funding (5)	$2,660,764	$22,609	3.45%	$2,548,818	$23,155	3.61%	$2,412,207	$22,556	3.76%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. Return on average TCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended
		3/31/2025	12/31/2024	3/31/2024
Average total shareholders' equity	(a)	$367,710	$363,828	$349,644
Less: average preferred stock	(b)	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	$298,569	$294,687	$280,503
Net income	(d)	$7,735	$7,030	$4,685
Return on average shareholder's equity (1)	(d)/(a)	8.53%	7.69%	5.39%
Net income available to common shareholders	(e)	$7,695	$6,684	$4,685
Return on average TCE (1)	(e)/(c)	10.45%	9.02%	6.72%

(1) Annualized.

($ in thousands, except per share data)		3/31/2025	12/31/2024	3/31/2024
Total shareholders' equity	(a)	$370,864	$363,814	$350,005
Less: preferred stock	(b)	69,141	69,141	69,141
TCE	(c)=(a)-(b)	$301,723	$294,673	$280,864
Outstanding common shares	(d)	14,387,176	14,380,651	14,263,791
Book value per common share	(a)/(d)	$25.78	$25.30	$24.54
TCE per common share	(c)/(d)	$20.97	$20.49	$19.69
Total assets	(e)	$3,183,758	$3,063,971	$2,854,292
Total shareholders' equity to total assets	(a)/(e)	11.65%	11.87%	12.26%
TCE to total assets	(c)/(e)	9.48%	9.62%	9.84%